================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             BANC ONE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                                              Bank One Logo




                                                                  March 11, 1997

Dear Shareholders:

     It is my pleasure to invite you to the Annual Meeting of BANC ONE CORPORATION shareholders. This year the meeting will be held on Tuesday, April 15, 1997 at 9:00 a.m. at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Union Room, Columbus, Ohio. A map showing the location of the meeting has been provided on the back cover of the attached Proxy Statement. Your Board of Directors and Management look forward to greeting those shareholders able to attend.

     For the reasons set forth in the Proxy Statement, your Board of Directors unanimously recommends a vote FOR Item 1, the election of directors, as set forth on the enclosed Proxy Card. This matter is more fully described in the accompanying Notice of Meeting and Proxy Statement.

     It is important that your shares be represented at the meeting whether or not you are able to attend personally. Accordingly, I urge you to sign and date the enclosed Proxy Card and return it in the enclosed envelope as promptly as possible.

     Thank you for your interest and participation in the affairs of BANC ONE.

                                          Sincerely,

                                          /s/ John B. McCoy
                                          -----------------
                                          John B. McCoy
                                          Chairman and Chief Executive Officer

                 (This page has been left blank intentionally.)

                                                              Bank One Logo

                              BANC ONE CORPORATION

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                                                              Columbus, Ohio
                                                              March 11, 1997

To the Shareholders of BANC ONE CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of BANC ONE CORPORATION will be held at the Hyatt Regency Columbus at the Greater Columbus Convention Center, 350 North High Street, Union Room, Columbus, Ohio, on Tuesday, April 15, 1997, at 9:00 A.M, Columbus time, for the purpose of considering and voting upon the following matters, all as set forth in the accompanying Proxy Statement.

        ELECTION OF DIRECTORS--Election of a Board of Directors to hold office until the next Annual Meeting of Shareholders.

        OTHER BUSINESS--Transaction of such other business as may properly come before the meeting.

     The close of business on February 24, 1997 has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE CORPORATION will not be closed.

                                          By Order of the Board of Directors:

                                          /s/ Roman J. Gerber
                                          Roman J. Gerber
                                          Executive Vice President and Secretary




YOU ARE REQUESTED TO EXECUTE, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                               TABLE OF CONTENTS

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
                                                                                        PAGE
                                                                                        ----
GENERAL INFORMATION...................................................................     1
ELECTION OF DIRECTORS.................................................................     1
DIRECTORS FEES AND COMPENSATION.......................................................     5
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...........................     6
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.........................     6
EXECUTIVE COMPENSATION................................................................     9
  Summary Annual Compensation.........................................................     9
  Stock Incentive Plans...............................................................    11
  Comparison of Five Year Cumulative Total Return.....................................    12
  Savings Plan........................................................................    13
  Retirement Benefits.................................................................    13
CERTAIN REPORTS.......................................................................    15
TRANSACTIONS WITH MANAGEMENT AND OTHERS...............................................    15
OWNERSHIP OF SHARES...................................................................    15
INDEPENDENT PUBLIC ACCOUNTANTS........................................................    16
SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING.........................................    17
ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS............................................    17
OTHER BUSINESS........................................................................    17

                              BANC ONE CORPORATION
                             100 East Broad Street
                              Columbus, Ohio 43271

                                PROXY STATEMENT

                              GENERAL INFORMATION

     BANC ONE CORPORATION, hereinafter referred to as "BANC ONE," is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies for use in voting at the Annual Meeting of Shareholders on Tuesday, April 15, 1997. The enclosed proxy is solicited by the Board of Directors of BANC ONE (the "BANC ONE Board"). This Proxy Statement is being mailed on or about March 11, 1997.

     The close of business on February 24, 1997, has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of BANC ONE will not be closed. As of February 24, 1997, BANC ONE had outstanding and entitled to vote 419,531,088 shares of Common Stock without par value ("Common Stock"), each of which is entitled to one vote. The 4,026,484 outstanding shares of Class C Preferred Stock ("Preferred Stock"), BANC ONE's only issue of preferred stock, are not entitled to vote at the Annual Meeting.

     Any shareholder giving the enclosed proxy has the power to revoke it at any time before it is voted if notice of revocation is given to BANC ONE in writing or at the Annual Meeting. The shares represented by the enclosed proxy will be voted as specified by the shareholders. If no choice is specified, the proxy will be voted for the election as Directors of the nominees named herein as hereinafter described.

     The presence of a majority of the outstanding shares of BANC ONE Common Stock in person or by proxy is necessary to constitute a quorum of shareholders for all matters to be considered at the Annual Meeting. A plurality of the votes cast at the meeting is required to elect directors.

     Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the BANC ONE Board. With respect to all matters to be considered, abstentions and broker non-votes will not be counted as votes either "for" or "against" any matters coming before the Annual Meeting.

     The solicitation of proxies will be made by mail except for any incidental solicitation on the part of Directors and officers of BANC ONE and of its affiliates by personal interviews, by telephone or by telegraph. BANC ONE will bear the cost of the solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of BANC ONE stock. BANC ONE has retained Georgeson & Company Inc. to assist in such solicitation for a fee of $8,500 plus expenses.

                             ELECTION OF DIRECTORS

     The number of Directors to be elected at the BANC ONE Annual Meeting has been fixed by the BANC ONE Board at thirteen. Each Director will hold office until the 1998 BANC ONE Annual Meeting or until a successor is elected and qualified. Except as otherwise specified in the proxy, the shares represented by the enclosed proxy will be voted for the election as Directors of the thirteen nominees named below. If a nominee should become unavailable to serve, which is not anticipated, proxies will be voted for election of such person, if any, as shall be designated by the BANC ONE Board.

     Each of the nominees for election as Director is currently a Director of BANC ONE. Each of BANC ONE's present Directors was elected by the shareholders at the 1996 BANC ONE Annual Meeting, except for Bennett Dorrance, who was elected by the Board on July 15, 1996. The information which follows includes, as to each such nominee, the nominee's age, the year in which service was commenced as a Director of BANC ONE, the nominee's current positions and offices held with BANC ONE, if applicable, the nominee's business experience during the past five years, and certain other information, together with the nominee's beneficial ownership of BANC ONE Common Stock as of January 1, 1997.(1)(2)

Bennett Dorrance     Bennett Dorrance, 51, Director since 1996.                7,000 Shares(3)
                          Private investor and Chairman and Managing Director of DMB
                          Associates, Phoenix, Arizona (real estate investment and
                          development). Mr. Dorrance serves as Vice Chairman of Campbell Soup
                          Company, Inc. and is a director of UDC Homes, Inc.

Charles E. Exley,    Charles E. Exley, Jr., 67, Director since 1992.          11,497 Shares(4)
 Jr.                      Corporate Director. Chairman and Chief Executive Officer, NCR
                          Corporation (manufacturing and sales of computers and related products), January 1988 to September 1991; prior thereto, President of NCR Corporation. Mr. Exley is a director of Merck & Co., Inc.

E. Gordon Gee        E. Gordon Gee, 53, Director since 1990.                  14,861 Shares(4)
                          President, The Ohio State University, September 1990 to present;
                          prior thereto, President of the University of Colorado (1985-90)
                          and of the University of West Virginia (1981-85). Dr. Gee serves as a director of Abercrombie & Fitch, Inc., ASARCO, Inc., Columbia Gas
                          of Ohio, Glimcher Realty Trust, Intimate Brands, Inc. and The
                          Limited, Inc.

John R. Hall         John R. Hall, 64, Director since 1987.                   38,664 Shares(4)
                          Retired Chairman & Chief Executive Officer, Ashland, Inc. (oil
                          refiner, manufacturer and distributor of chemicals. Mr. Hall served as Chairman and Chief Executive Officer of Ashland, Inc. from
                          January 1992 to October 1996. Mr. Hall serves as a director of
                          Reynolds Metals Company, Humana Inc., CSX Corporation and UCAR
                          International, Inc.

Laban P. Jackson,    Laban P. Jackson, Jr., 54, Director since 1993.          18,049 Shares(4)
 Jr.                      Chairman and Chief Executive Officer, Clear Creek Properties, Inc.
                          (real estate development), January 1989 to present; prior thereto,
                          Chairman and Chief Executive Officer, International Spike, Inc.

John W. Kessler      John W. Kessler, 61, Director since 1995                 21,099 Shares(4)
                          Chairman, The New Albany Company (real estate development), 1988 to present, Chairman, Marsh & McLennan Real Estate Advisors, Inc.
                          (real estate development), 1980 to present and Chairman, John W.
                          Kessler Company (real estate development), 1975 to present. Mr.
                          Kessler served as a director of BANC ONE from 1986 to 1992.

Richard J. Lehmann   Richard J. Lehmann, 52, Director since 1995.                  172,398 Shares(5)
                          President, BANC ONE, April 1995 to present, and Chief Operating
                          Officer, BANC ONE, January 1996 to present; Chairman and Chief
                          Executive Officer, Banc One Arizona Corporation (formerly, Valley
                          National Corporation) and Bank One, Arizona, N.A. (formerly Valley
                          National Bank), January 1991 to April 1995.

John B. McCoy        John B. McCoy, 53, Chairman and Director since 1983           661,778 Shares(6)
                          Chairman, BANC ONE, January 1987 to present; President, BANC ONE,
                          January 1983 to January 1987. Mr. McCoy serves as a director of
                          Cardinal Health, Inc., Ameritech Corporation, Federal Home Loan
                          Mortgage Corporation and Tenneco, Inc.

John G. McCoy        John G. McCoy, 84, Director since 1967                        543,772 Shares
                          Chairman, BANC ONE Executive Committee, May 1984 to present; prior thereto, Chairman and Chief Executive Officer of BANC ONE. Mr.
                          McCoy was a founder of BANC ONE.(7)

Thekla R.            Thekla R. Shackelford, 62, Director since 1993                177,520 Shares(4)
 Shackelford              Education consultant. Ms. Shackelford founded School Selection
                          Consulting, an admissions service for independent secondary schools and colleges, in 1978. Ms. Shackelford serves as a director of
                          Wendy's International, Inc. and Fiserv Inc.

Alex Shumate         Alex Shumate, 46, Director since 1993                           8,152 Shares(4)
                          Office Managing Partner, Squire, Sanders & Dempsey
                          (attorneys-at-law), Columbus, Ohio since 1991. Mr. Shumate, who joined Squire, Sanders & Dempsey in 1988, served as Chief Counsel and Deputy Chief of Staff to the Governor of Ohio from 1985 to
                          1988. Mr. Shumate serves as a director of Intimate Brands, Inc.

Frederick P.         Frederick P. Stratton, Jr., 57, Director since 1988            36,719 Shares(4)
 Stratton, Jr.            Chairman and Chief Executive Officer, Briggs & Stratton Corporation
                          (manufacturer of air cooled gasoline engines for outdoor power equipment). Mr. Stratton serves as a Director of Midwest Express
                          Holdings, Inc., Weyco Group, Inc., Wisconsin Electric Power Company
                          and Wisconsin Energy Corporation.

Robert D. Walter     Robert D. Walter, 51, Director since 1987                   91,847 Shares(4)
                          Chairman and Chief Executive Officer, Cardinal Health, Inc.
                          (wholesale distributor of pharmaceuticals and related health care products). Mr. Walter is a director of Karrington Health, Inc. and
                          Westinghouse Electric Corporation.

------------------------------
(1) Unless otherwise indicated, the nominee has had the same principal occupation for the past five years. Only directorships in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, or otherwise subject to its periodic reporting requirements, are listed.

(2) Included in the shares set forth in the table above are shares owned by the nominee, the nominee's spouse, minor children, and certain other family members, and shares over which they have full voting control and power of disposition, except as otherwise indicated. Share amounts are reported and percentages of share ownership are calculated based upon the shares of BANC ONE Common Stock outstanding as of January 1, 1997. The percentage of shares of BANC ONE Common Stock beneficially owned by each person is less than 1%. No shares of BANC ONE Preferred Stock are beneficially owned by any nominee.

(3) Share amount shown excludes options on 3,112 shares of BANC ONE Common Stock granted to Mr. Dorrance in 1996 as a new director pursuant to the 1995 Stock Incentive Plan, which option was not exercisable on or within 60 days of January 1, 1997.

(4) Share amount shown excludes options on 1,739 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1997. Share amounts shown include exercisable options on shares of BANC ONE Common Stock granted to directors who are not employees of BANC ONE or one of its affiliates pursuant to the 1989 and 1995 Stock Incentive Plans. The number of shares so-included total 9,297 shares for each of Ms. Shackelford and Messrs. Exley and Jackson; 13,198 shares for Dr. Gee; 15,091 shares for each of Messrs. Hall, Stratton and Walter; 6,876 shares for Mr. Shumate; and 2,894 shares for Mr. Kessler.

(5) Share amount shown excludes options to purchase 133,214 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1997. Share amount shown includes 40,286 shares of BANC ONE Common Stock awarded to Mr. Lehmann which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination.

(6) Share amount shown excludes options to purchase 610,407 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1997. Share amount shown includes (a) 132,992 shares of BANC ONE Common Stock awarded to Mr. McCoy which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 143,671 shares of BANC ONE Common Stock.

(7) John G. McCoy is John B. McCoy's father.

COMMITTEES

     BANC ONE has three standing committees of the BANC ONE Board. The Personnel and Compensation Committee, which currently consists of John R. Hall (committee chairman), Bennett Dorrance, E. Gordon Gee, John W. Kessler and Thekla R. Shackelford, held five meetings during 1996. In addition to reporting to the Board on the selection of BANC ONE's principal officers, including its chairman, president and other executive officers, and the fixing of their salaries, this committee determines the amount of bonus paid to principal officers of BANC ONE and its affiliates, approves the salaries and bonus received by the principal officers of BANC ONE affiliates, administers certain BANC ONE employee benefit plans and serves as the

BANC ONE Board's nominating committee. The Personnel and Compensation Committee, which recommends to the BANC ONE Board nominees for election or re-election as directors at the Annual Meeting, will consider nominees recommended by shareholders as set forth under "Annual Meeting Advance Notice Requirements."

     The Audit Committee, which currently consists of Robert D. Walter (committee chairman), Charles E. Exley, Jr., Laban P. Jackson, Jr., Alex Shumate and Frederick P. Stratton, Jr. held four meetings during 1996. The Audit Committee meets with BANC ONE's independent public accountants and internal auditors, reviews the scope and results of their audits, reviews management responses to audit reports and inquires into various matters such as adequacy of internal controls and security, application of new regulatory policies and accounting rules and other issues that may from time to time be of concern to the committee or its members.

     The Executive Committee, which currently consists of John G. McCoy (committee chairman), John R. Hall, John B. McCoy and Robert D. Walter, did not meet in 1996. The Executive Committee is empowered, between Board meetings, to exercise all the powers of the BANC ONE Board in the management of BANC ONE.

     During 1996, there were four meetings of the BANC ONE Board. All Directors attended at least 75% of the total number of meetings of the BANC ONE Board and committees on which they served.

                        DIRECTORS FEES AND COMPENSATION

     Directors who are not officers of BANC ONE or one of its affiliates receive $2,700 as a monthly retainer, $2,500 for each Board meeting attended and $1,600 for each Board committee meeting attended. Committee chairmen receive an additional $1,000 for each committee meeting chaired.

     BANC ONE has established a voluntary deferred compensation plan for non-employee Directors. Under that plan, a non-employee Director may elect, on or before December 31 of any year (or, in the case of a new Director, before such Director's term begins), to defer payment of all retainer, meeting and committee fees earned during the calendar year following such election and, unless such election is subsequently terminated, all succeeding calendar years. Fees deferred at the election of a Director are credited to an account established by BANC ONE in the Director's name and invested, at the Director's election, in the One Group(R) Prime Money Market Fund and/or the BANC ONE stock program. Amounts invested in the BANC ONE stock program are invested in BANC ONE Common Stock and cash or cash equivalent securities, and cash dividends paid on shares in the BANC ONE stock program are reinvested in additional BANC ONE Common Stock. With certain limited exceptions, deferred amounts are paid in cash in a lump sum payment or in approximately equal annual installments over a five or ten-year period at the election of the Director, commencing after the first business day of the calendar year following the date the plan administrator is notified that the Director has ceased to be a Director. No shares of BANC ONE Common Stock are distributed to Directors under the plan. At the present time eight current non-employee Directors participate in the deferred compensation plan.

     The 1995 Stock Incentive Plan (the "1995 Plan") provides for the automatic grant of nonqualified stock options ("Director Stock Options") to each Director who is not an employee of BANC ONE or one of its affiliates (an "Eligible Director") upon the terms and conditions set forth in the 1995 Plan (including the condition that each Director Stock Option has an option price that is equal to the fair market value of BANC ONE Common Stock on the date of grant). Commencing immediately after the adjournment of the BANC ONE Annual Meeting each year, each Eligible Director who was an Eligible Director immediately preceding such BANC ONE Annual Meeting and who has been elected as a director at such BANC ONE Annual Meeting is automatically granted Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $60,000 on the date of grant if, but only if, the return on common equity of BANC ONE as set forth in BANC ONE's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 10%. In 1996, each of BANC ONE's re-elected non-employee Directors received an option on 1,739 shares of BANC ONE Common Stock at an exercise price of $34.50 per share. The 1995 Plan further provides that each person who is first elected or appointed to serve as a Director and who is an Eligible Director is, upon such person's initial appointment or election as an Eligible Director, automatically granted Director Stock Options for that number of shares of BANC ONE Common Stock having a fair market value of $100,000 on the date of grant. Upon his election to the BANC ONE Board in July 1996, Mr. Dorrance received an option on 3,112 shares of BANC ONE Common Stock at an exercise price of $32.125 per share.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     BANC ONE's Personnel and Compensation Committee (the "Committee"), which has responsibility for reviewing all aspects of the compensation program for key executive officers of BANC ONE, is comprised of Ms. Shackelford and Messrs. Dorrance, Gee, Hall and Kessler, none of whom is now or in the past was an officer of BANC ONE or any of its affiliates.

     Members of the Committee and their associates are at present, as in the past, customers of the banks and broker-dealers affiliated with BANC ONE and have lending transactions with such banks and broker-dealers in the ordinary course of business. Additional lending transactions may be expected to take place with banks and broker-dealers affiliated with BANC ONE in the ordinary course of business. Such lending transactions have been and will continue to be on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable lending transactions with other persons. Such lending transactions did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

     John B. McCoy serves as Chairman of the Compensation and Personnel Committee of Cardinal Health, Inc., whose Chairman and Chief Executive Officer, Robert D. Walter, is a Director of BANC ONE.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES

     The Committee's primary objective in the area of compensation is to attract and retain executives with the experience and capabilities for providing outstanding leadership to BANC ONE's employees and excellent returns for BANC ONE's shareholders.

     Each year the Committee conducts a thorough review of BANC ONE's executive compensation program. This review includes a comprehensive analysis provided by an independent, recognized compensation and benefits consulting firm covering the design and competitiveness of the compensation program. BANC ONE's executive compensation program is reviewed and analyzed with respect to each of the components of compensation, and also with respect to aggregate total compensation to ensure competitiveness against other major U.S. bank holding companies and selected diversified financial services businesses (the "Peer Group").

     Each year, the Committee reviews the selection of peer companies used for compensation comparison purposes. The Committee believes that BANC ONE's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the Peer Group used for compensation purposes is not the same as the peer group index set forth and used in the Comparison of Five-Year Cumulative Total Return graph included elsewhere in this Proxy Statement.

     The key components of BANC ONE's executive compensation program are base salary, annual incentive compensation and stock-based compensation. The program is designed to provide competitive and performance-contingent current compensation, as well as opportunities to earn above-average longer-term rewards aligned with BANC ONE's shareholder value created.

     Each component of executive compensation is discussed below.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     During 1993, Section 162(m) of the Internal Revenue Code was enacted to limit the corporate deduction for compensation paid to a corporation's five most highly compensated executive officers to $1 million per year per executive, unless certain requirements are met. The Committee carefully reviewed the impact of this legislation on the cost of BANC ONE's current executive compensation plans and, where appropriate, has brought executive compensation plans into compliance with the requirements of Section 162(m). It is the Committee's policy to maximize the effectiveness, as well as the tax-efficiency, of BANC ONE's executive compensation plans. In that regard, the Committee intends to maintain flexibility to take actions which it deems to be in the best interests of BANC ONE and its shareholders but which may not qualify for tax deductibility under
Section 162(m) or other sections of the Code.

BASE SALARIES

     Base salaries for executive officers are established at levels considered appropriate in view of the duties and scope of responsibilities of each officer's position. The Committee has established a goal of providing base salaries for executives at approximately the 50th percentile of the Peer Group.

     In determining base salaries, the Committee takes into account external pay practices of the Peer Group, individual performance, special assignments or responsibilities, level of responsibility, time in position, prior experience and knowledge. The Committee uses broad discretion when setting base salary levels and considers all of the above criteria. No specific weighting is assigned to these criteria. Mr. McCoy's current base salary of $995,000, which was set by the Committee in July 1993, was established on the basis of these principles.

ANNUAL INCENTIVE COMPENSATION

     In 1996, BANC ONE's Chairman and President were eligible to participate in the 1994 Key Executive Management Incentive Compensation Plan, as amended (the "EMIC Plan"), while all other executive officers participated in the Key Management Incentive Compensation Plan ("KMIC"). Both the EMIC Plan and KMIC established incentive award opportunities for each participant based on his or her level of responsibility. The Committee has established a goal of targeting annual incentive opportunities to between the 50th and 75th percentiles of the Peer Group, with commensurate performance targets set at high performance levels.

     Under the terms of the EMIC Plan, covering Mr. McCoy and Mr. Lehmann, the Committee established specific performance targets of an increase in earnings from the previous year and a return on assets of not less than 1.15% to generate a minimum threshold award. Award opportunities are provided based upon achieving these goals as set forth in a matrix established by the Committee. The target award levels for Mr. McCoy and Mr. Lehmann were fixed by the Committee at the beginning of the performance period at $1,124,500 and $560,000, respectively. In 1996, BANC ONE substantially exceeded its performance thresholds as to both earnings growth and return on assets. As a result, Mr. McCoy and Mr. Lehmann received awards of $1,250,000 and $625,000, respectively.

     KMIC awards to all other executive officers are based upon a formula which provides reasonable consideration to a discretionary evaluation of the individual's contribution, and are otherwise based upon pre-established performance objectives established for BANC ONE and for each BANC ONE business. These objectives included specific targets for earnings growth. KMIC performance thresholds apply both to the BANC ONE corporate level of consolidation and to each respective business. On average, target award levels for executive officers under KMIC were set at 50% of annual base salary. Commensurate with BANC ONE's performance relative to its peer group and its business expectations, awards under KMIC for 1996 were generally slightly above the target award level.

STOCK-BASED COMPENSATION

     Each year, the Committee reviews competitive data based on BANC ONE's Peer Group to determine the level of stock-based awards to be granted to executive officers and other members of key management. Stock-based awards for executive officers are intended to be at a level somewhat above the median of Peer

Group award levels. BANC ONE has included stock options and restricted stock awards as key elements in its total compensation package for many years.

     Stock-based compensation provides a long-term link between the results achieved for shareholders and the rewards provided to key executive officers. In 1995, shareholders approved the 1995 Plan which provides for the grant of many types of stock-based awards, including stock options, restricted stock awards, stock appreciation rights, performance shares, performance awards, performance share units, dividend or equivalent rights or performance stock awards.

     In 1996, the Committee granted stock options and restricted stock awards to BANC ONE's key executives based upon a subjective evaluation of each individual's performance and expected future contribution to BANC ONE. In granting stock-based awards the Committee also gave consideration to the amount and nature of similar awards granted by the Peer Group. All stock options were granted with an exercise price equal to the market price of BANC ONE Common Stock on the date of grant, with a five year vesting period. Restricted stock was granted with vesting as to one-third of the shares on each of the fourth, sixth and eighth anniversaries of the date of grant.

     In 1996, the Committee made stock option awards to BANC ONE's Chairman and President based on a subjective evaluation of BANC ONE's performance, similar awards granted by the peer group and BANC ONE's past grant practices. As a result, in 1996 Mr. McCoy and Mr. Lehmann received incentive stock option awards and non-qualified stock option awards totalling 108,518 shares and 61,218 shares, respectively.

     Restricted stock awards made during 1996 to BANC ONE's Chairman and President were based on a matrix of specific 1995 performance measures established by the Committee in January 1995. The performance measures were an increase in earnings from the previous year and return on assets of not less than 1.15% to generate a minimum award. At the beginning of the performance period the Committee established restricted stock award targets for Mr. McCoy and Mr. Lehmann with grant values (number of shares multiplied by stock price on the date of grant) of $987,300 and $510,000, respectively. In 1995, BANC ONE exceeded its performance targets as to both earnings growth and return on assets. As a result, in 1996 Mr. McCoy and Mr. Lehmann received restricted stock awards with grant values of $1,017,897 and $613,416, respectively.

     In addition, in 1996 the Committee made grants under a 3-year performance stock award program whose future value is contingent upon the achievement of sustained, significant increases in earnings per share (EPS) and share value over the three year period of 1996-1998. The one-time grants will also foster management continuity during this critical period. Participation is limited to those senior executives who are expected to make critical contributions to the organization over the performance period, and included 50 participants at December 31, 1996. At the conclusion of the 3-year performance period, participants' awards will be determined based on a pre-established scale of compounded EPS growth for BANC ONE over the performance period. Awards will be capped at 200% of target unless BANC ONE's compounded EPS growth rate ranks in the top one-third of the fifty largest United States banks. In general, target award levels were set at 100% of each participant's January 1, 1996 base salary. The target award levels for Mr. McCoy and Mr. Lehmann were fixed by the Committee at the beginning of the performance period at $1,097,000 and $700,000, respectively. Awards will be paid in restricted shares of BANC ONE Common Stock with a six month vesting period.

OTHER COMPENSATION

     In 1994, a "Split Dollar" life insurance plan was introduced covering, among others, the executive officers. Under this plan, which replaced the employee life insurance plan for covered officers, BANC ONE will be reimbursed for its contributions to premium costs from each policy's cash value or death benefit.

CONCLUSION

     Through the plans described above, a significant portion of BANC ONE's executive compensation is linked directly to individual and corporate performance and long-term stock price appreciation. The Committee will continue to review all elements of executive compensation to ensure that they continue to meet BANC ONE's business objectives.

THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BANC ONE BOARD

     Bennett Dorrance
     E. Gordon Gee
     John R. Hall, Chairman
     John W. Kessler
     Thekla R. Shackelford

                             EXECUTIVE COMPENSATION

SUMMARY ANNUAL COMPENSATION

     The following Summary Compensation Table sets forth the individual compensation paid to BANC ONE's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996.

SUMMARY COMPENSATION TABLE(1)

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                 ----------------------------------
                                                    ANNUAL COMPENSATION                  AWARDS
                                              --------------------------------   ----------------------
                                                                  OTHER ANNUAL   RESTRICTED    STOCK        LTIP      ALL OTHER
                                              SALARY    BONUS     COMPENSATION    STOCK(3)   OPTIONS(4)  PAYOUTS(5)  COMPENSATION
       NAME         PRINCIPAL POSITION  YEAR   ($)       ($)          ($)           ($)       (SHARES)      ($)         (6)($)
------------------ -------------------- ----  ------  ----------  ------------   ----------  ----------  ----------  ------------
John B. McCoy..... Chairman and CEO,
                    BANC ONE            1996  995,000  1,250,000     334,769(2)   1,017,897    108,518      --          116,217
                   Chairman and CEO,
                    BANC ONE            1995  995,000  1,124,400     275,100(2)           0    200,579      --          114,385
                   Chairman and CEO,
                    BANC ONE            1994  995,000    510,000     148,863(2)           0    197,761      --          114,750
Richard J.
  Lehmann......... President, BANC ONE  1996  700,000    625,000     125,381(2)     613,416     61,218      --           21,844
                   President, BANC ONE  1995  578,254    556,600      62,503        399,997     46,414      --           17,315
                   Chairman, Banc One
                    Arizona Corp.       1994  457,000    234,200      86,744(2)     230,007     25,582      --           11,515
Thomas E.
  Hoaglin......... Chairman, Banc One
                    Ohio Corp.          1996  460,000    250,000      21,633        299,995     27,240      --           13,767
                   Chairman, Banc One
                    Ohio Corp.          1995  441,000    235,000      27,577        264,996     33,232      --           10,908
                   Chairman, Banc One
                    Ohio Corp.          1994  424,500    231,300      12,891        250,002     28,993      --           10,801
Joseph D.
  Barnette, Jr.... Chairman, Banc One
                    Indiana Corp.       1996  445,000    250,000      23,335        249,984     24,372      --           11,814
                   Chairman, Banc One
                    Indiana Corp.       1995  430,500    250,000      20,370        249,976     29,705      --           10,486
                   Chairman, Banc One
                    Indiana Corp.       1994  414,500    209,800      16,282        235,006     25,582      --           10,465
Ronald G.
  Steinhart....... Chairman, Banc One
                    Texas Corp.         1996  407,483    250,000      11,343        249,984     24,372      --           15,530
                   Chairman, Banc One
                    Texas Corp.         1995  395,000    240,000      11,618        214,989     36,991      --           12,518
                   Chairman, Banc One
                    Texas Corp.         1994  382,500          0      10,388        179,987     15,348      --           12,429

------------------------------

(1) Includes amounts earned in 1996, whether or not deferred.

(2) Amounts included which exceed 25% of the total perquisites and other personal benefits reported:

      EXECUTIVE                                                                          1996       1995      1994
----------------------                                                                 --------   --------   -------
John B. McCoy......... Deferred payments under Dividend Equivalent Unit Plan           $213,286   $146,874   $45,471
                       Personal use of company aircraft as required for security
                        reasons by Board of Directors                                  $ 68,939   $ 62,897   $63,498
Richard J. Lehmann.... One-time club initiation fees and annual club dues              $ 76,390
                       Net payment and tax gross-up for terminated supplemental
                        excess retirement plan                                                               $73,610

(3) BANC ONE Common Stock closed at $34.875 per share on May 1, 1996, the date of grant for all 1996 restricted stock awards to the executive officers listed above. The restrictions on shares of restricted stock expire as to one-third of the shares on each of the fourth, sixth and eighth anniversaries of the grant date. Dividends on restricted stock are paid to the grantees. As of December 31, 1996, the total number of shares of restricted stock and the value of said shares (based upon the closing market value of $43.000 per share on said date) outstanding to each of the persons listed above, are as follows:

                                                                                                          12/31/96
                                                                                           SHARES          VALUE
                                                                                           -------       ----------
        John B. McCoy..................................................................    132,992       $5,718,656
        Richard J. Lehmann.............................................................     40,286       $1,732,298
        Thomas E. Hoaglin..............................................................     46,217       $1,987,331
        Joseph D. Barnette, Jr.........................................................     39,912       $1,716,216
        Ronald G. Steinhart............................................................     21,289       $  915,427

(4) Incentive Stock Options are granted up to an annual face value limit (number of shares multiplied by the exercise price) of $100,000. Non-Qualified Stock Options are used for the portion of face value amounts above this limit. All BANC ONE Stock Options are granted at the market price of BANC ONE Common Stock on the date of grant and are adjusted for stock splits and stock dividends.

(5) In 1996 each of the above executive officers participated in a three year Performance Stock Plan covering the performance period of 1996-1998. Payouts, if any, will be based on the compounded EPS growth rate for BANC ONE during the performance period and will be made in shares of restricted stock in 1999 with a six month vesting period. Awards will be capped at 200% of target unless BANC ONE's compounded EPS growth rate ranks in the top one-third of the 50 largest US banks.

(6) Includes employer matching contributions to the BANC ONE Security Savings Plan and the BANC ONE Supplemental Executive Security Savings Plan. Also includes the values of split-dollar life insurance arrangements with BANC ONE in the amount of $108,439, $14,066, $5,989, $8,664 and $7,752 for 1996;
    $109,385, $12,315, $5,908, $8,686 and $7,778 for 1995; and $109,750, $9,715,
    $5,801, $8,665 and $7,764 for 1994 for Messrs. McCoy, Lehmann, Hoaglin, Barnette and Steinhart, respectively. The split dollar life insurance program is structured so that all premium payments are returned to BANC ONE at the later of (i) the executive attaining the age of 65 or (ii) the expiration of 15 policy years. In addition to the executive split-dollar policies, Mr. McCoy is covered by a split-dollar arrangement that insures the lives of Mr. McCoy and his wife.

STOCK INCENTIVE PLANS

     The 1995 Plan authorizes the grant of Director Stock Options to BANC ONE Directors and the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares or units, performance shares or units, Performance Stock Awards (as defined in the 1995 Plan), dividend equivalent rights and other similar stock-based types of grants based in whole or in part by reference to BANC ONE Common Stock to key employees of BANC ONE and its affiliates. The 1995 Plan is administered by the Committee, the members of which are ineligible to participate in the 1995 Plan except with respect to Director Stock Options. In administering the 1995 Plan, the Committee will determine, among other things, the employees to whom grants of awards are to be made, the type of awards to be made, the grant terms of awards and such other terms and conditions as the Committee deems appropriate. The 1989 Stock Incentive Plan (the "1989 Plan"), which was terminated by the BANC ONE Board effective April 17, 1995, provided for the grant of similar awards to BANC ONE directors and to key employees of BANC ONE and its affiliates. Outstanding awards under the 1989 Plan remain in effect under the terms of their respective grants.

     The following tables set forth (i) the number and value of options granted in fiscal year 1996 to the individuals named in the Summary Compensation Table; and (ii) the aggregated option exercises and fiscal year-end values for the individuals named in the Summary Compensation Table for fiscal year 1996.

OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                ------------------------------------------------------------
                                    NUMBER OF
                                    SECURITIES        % OF TOTAL
                                    UNDERLYING         OPTIONS                                  GRANT DATE
                                 OPTIONS GRANTED       GRANTED      EXERCISE                     PRESENT
                                ------------------    EMPLOYEES       PRICE      EXPIRATION      VALUE(4)
             NAME               TYPE(1)    NUMBER     IN 1996(2)    ($/SHARE)      DATE(3)         ($)
------------------------------  -------    -------    ----------    ---------    -----------    ----------
John B. McCoy.................     ISO       2,867       0.13%       $34.875     May 1, 2006       16,199
                                  NQSO     105,651       4.88%       $34.875     May 1, 2016      653,980
                                -------    -------    ----------                                ----------
                                 Total     108,518       5.01%                                    670,178
Richard J. Lehmann............     ISO       2,867       0.13%       $34.875     May 1, 2006       16,199
                                  NQSO      58,351       2.70%       $34.875     May 1, 2016      361,193
                                -------    -------    ----------                                ----------
                                 Total      61,218       2.83%                                    377,391
Thomas E. Hoaglin.............     ISO       2,867       0.13%       $34.875     May 1, 2006       16,199
                                  NQSO      24,373       1.13%       $34.875     May 1, 2016      150,869
                                -------    -------    ----------                                ----------
                                 Total      27,240       1.26%                                    167,067
Joseph D. Barnette, Jr........     ISO       2,867       0.13%       $34.875     May 1, 2006       16,199
                                  NQSO      21,505       0.99%       $34.875     May 1, 2016      133,116
                                -------    -------    ----------                                ----------
                                 Total      24,372       1.13%                                    149,315
Ronald G. Steinhart...........     ISO       2,867       0.13%       $34.875     May 1, 2006       16,199
                                  NQSO      21,505       0.99%       $34.875     May 1, 2016      133,116
                                -------    -------    ----------                                ----------
                                 Total      24,372       1.13%                                    149,315

                           BLACK-SCHOLES ASSUMPTIONS

                                                       EXERCISE AT    REDUCTION FOR      RISK-FREE
     OPTION TYPE        DURATION        VESTING        RETIREMENT       TURNOVER       RATE OF RETURN    DIVIDENDS    VOLATILITY
----------------------  --------    ---------------    -----------    -------------    --------------    ---------    ----------
ISO...................  10 years    100% at 5 years    3 months           39.53%            6.74%          $1.36        23.439%
NQSO..................  20 years    100% at 5 years    36 months          35.62%            6.74%          $1.36        23.439%

------------------------------
(1) Incentive Stock Options (ISO) or Non-Qualified Stock Options (NQSO).
(2) Based on 2,164,889 stock options granted to all employees during 1996.
(3) All stock options become exercisable on the fifth anniversary of the date of grant if the executive is still employed by BANC ONE.
(4) Grant date present value is determined using a Black-Scholes model modified to reflect the provisions of BANC ONE's stock options. This is a theoretical value for stock options. The amount realized from a stock option ultimately depends on the market value of BANC ONE Common Stock at a future date.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING                 VALUE OF UNEXERCISED
                               SHARES                         UNEXERCISED OPTIONS HELD          IN-THE-MONEY OPTIONS
                             ACQUIRED ON       VALUE           AT FISCAL YEAR END (#)        AT FISCAL YEAR END ($)(2)
                              EXERCISE      REALIZED (1)    ----------------------------    ----------------------------
                                 (#)             $          EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                             -----------    ------------    -----------    -------------    -----------    -------------
John B. McCoy..............         0                0        145,871         610,407         3,361,101      7,783,190
Richard J. Lehmann.........         0                0              0         133,214                 0      1,593,193
Thomas E. Hoaglin..........     5,066          107,074         31,787         112,267           741,205      1,384,915
Joseph D. Barnette, Jr.....         0                0         39,653         101,409           918,853      1,245,789
Ronald G. Steinhart........         0                0         22,602          71,211           631,238        921,514

------------------------------
(1) Fair market value at exercise minus the exercise price.
(2) Based on the fair market value of BANC ONE Common Stock of $43.00 on December 31, 1996.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph demonstrates a five year comparison of cumulative total return for BANC ONE, the Standard & Poor's 500 Index ("S&P 500") and an index with respect to the performance of the institutions comprising the Salomon Brothers Inc 50 composite ("Salomon 50").(1)(2)

        Measurement Period
      (Fiscal Year Covered)              BANC One             S&P 500           Salomon 50
12/91                                     $100.00             $100.00             $100.00
12/92                                     $113.94             $107.61             $131.19
12/93                                     $107.83             $118.41             $141.57
12/94                                     $ 80.13             $120.01             $135.99
12/95                                     $123.74             $164.95             $210.44
12/96                                     $161.19             $202.73             $295.67

------------------------------
(1) The Salomon 50 is comprised of 50 prominent banks, U.S. bank holding companies and similar institutions selected by Salomon Brothers Inc. Shareholders may obtain more information on the Salomon 50 and the composition of the entities comprising the 50 institutions therein represented by contacting Carole S. Berger of Salomon Brothers Inc at (212) 783-7893.

(2) Assumes $100 invested on December 31, 1991 in each of BANC ONE Common Stock, the S&P 500 and the Salomon 50. Total return assumes dividends are reinvested.

SAVINGS PLAN

     In 1986, BANC ONE adopted the BANC ONE Security Savings Plan (the "401(k) Plan"), a tax deferred savings and profit sharing plan under Section 401(k) of the Code. Employees who have completed six months or more of continuous employment with BANC ONE or its affiliates and are 20 years of age or older may participate in the 401(k) Plan by directing their employer to make pre-tax salary contributions to the 401(k) Plan for their account up to 12% of the employee's base salary. The employee's pre-tax salary contributions may be invested in the BANC ONE Common Stock Fund, a Bank One, Columbus, N.A. Money Market Deposit Account, The One Group(R) Income Bond Fund, The One Group(R) Equity Index Fund and/or The One Group(R) Large Company Growth Fund. In addition to an automatic 20% annual matching contribution, BANC ONE may make a supplemental employer matching contribution based on the percentage increase over the preceding year of BANC ONE's annual earnings per share (as originally reported with adjustments for stock splits and dividends) as follows:

                  EARNINGS PER SHARE INCREASE                 TOTAL MATCHING CONTRIBUTION
                      OVER PRECEDING YEAR                       (BASIC & SUPPLEMENTAL)
        ------------------------------------------------      ---------------------------
        Less than 11%...................................        (20% +  0%) = 20%
        11%.............................................        (20% + 15%) = 35%
        12%.............................................        (20% + 20%) = 40%
        13%.............................................        (20% + 25%) = 45%
        14%.............................................        (20% + 30%) = 50%
        15%.............................................        (20% + 35%) = 55%
        16%.............................................        (20% + 40%) = 60%
        17%.............................................        (20% + 45%) = 65%
        18%.............................................        (20% + 50%) = 70%
        19%.............................................        (20% + 55%) = 75%
        20% or more.....................................        (20% + 60%) = 80%

     The Committee may from time to time and without the consent of any employee or participant establish different criteria for which supplemental matching contributions may be made.

     Based upon the above formula, a 15% supplemental contribution was made by BANC ONE for 1996. Employer matching contributions vest upon the employee's completion of five years of service with BANC ONE or one of its affiliates. Employer matching contributions for 1996 for the account of the individuals named in the Summary Compensation Table are included in that table under the column "All Other Compensation."

RETIREMENT BENEFITS

     BANC ONE has a Retirement Plan (the "Plan") for its employees. Contributions to the Plan are determined on an actuarial basis for all employees as a group and not individually. The Plan benefits are based upon a percentage of final average compensation which is defined as the average of the highest consecutive five years Eligible Compensation (as described below) out of the last ten full Plan years multiplied by the employee's years of credited service, to a maximum of 35 years. The Eligible Compensation for each employee under the Plan equals the base salary, plus 50% of bonuses, overtime, commissions, shift differential and incentive pay paid to each such person, including executive officers, covered by the Plan. The following table illustrates the approximate maximum benefits of an employee at various levels of Eligible Compensation assuming continuation of the present plan and employment until age 65.

                                    CREDITED YEARS OF SERVICE AT AGE 65 (2)(3)(4)
 FINAL AVERAGE       ---------------------------------------------------------------------------
COMPENSATION (1)     10 YRS.      15 YRS.      20 YRS.      25 YRS.      30 YRS.       35 YRS.
----------------     --------     --------     --------     --------     --------     ----------
   $  500,000        $ 87,700     $131,600     $175,400     $219,300     $263,100     $  307,000
      600,000         105,600      158,400      211,200      264,000      316,800        369,600
      700,000         123,500      185,300      247,000      308,800      370,500        432,300
      800,000         141,400      212,100      282,800      353,500      424,200        494,900
    1,000,000         177,200      265,800      354,400      443,000      531,600        620,200
    1,200,000         213,000      319,500      426,000      532,500      639,000        745,500
    1,400,000         248,800      373,200      497,600      622,000      746,400        870,800
    1,600,000         284,600      426,900      569,200      711,500      853,800        996,100
    1,800,000         320,400      480,600      640,800      801,000      961,200      1,121,400

------------------------------
(1) The current Eligible Compensation that would be used in calculating the final average compensation for Messrs. John B. McCoy, Lehmann, Hoaglin, Barnette and Steinhart is $1,749,413, $1,012,500, $585,000, $570,000 and
    $532,483, respectively.

(2) As of January 1, 1997, the credited years of service for Messrs. John B. McCoy, Lehmann, Hoaglin, Barnette and Steinhart were approximately 30, 27, 23, 15 and 4 years, respectively. For purposes of the Plan and the Supplemental Employees Retirement Plan (the "SERP"), the credited years of service for Mr. Lehmann include all of his service with BANC ONE and certain previous employers.

(3) In 1996, annual benefits were limited by (i) the Tax Equity and Financial Responsibility Act to a maximum benefit of $120,000 and (ii) the Tax Reform Act of 1986 with regard to current covered compensation to $150,000. The benefit amount in excess of such limitations will be paid through the SERP.

(4) Benefits set forth in the table are straight life annuity amounts and are not subject to deductions for Social Security or other offset amounts and includes benefits from the SERP to qualifying executive officers. As a result of the expanding role of incentive compensation at BANC ONE, the SERP has been amended so that, by 1998, 100% of certain bonuses paid to an employee who (i) is eligible for the SERP and (ii) has an annual base salary that exceeds the amount calculated and adjusted as set forth in Section 401(a)(17) of the Internal Revenue Code will be included in the calculation of the employee's Eligible Compensation.

     BANC ONE and Mr. Lehmann are parties to an agreement relating to Mr. Lehmann's benefits under the Plan and the SERP, the terms of which were originally set forth in an agreement (the "VNB Agreement") between Mr. Lehmann and Valley National Bank of Arizona (now Bank One, Arizona, N.A.). The agreement provides that, consistent with the VNB Agreement, Mr. Lehmann's retirement benefits under the Plan will be the greater benefit as between: (a) the sum of
(i) the frozen accrued benefit under the Retirement Plan for Employees of the Valley National Bank of Arizona plus (ii) the benefit accrued under the Plan, recognizing credited service from and after January 1, 1994, or (b) the benefit accrued under the Plan recognizing credited service for all eligible periods of employment. Mr. Lehmann's benefits under the SERP will, consistent with the VNB Agreement, be calculated using credited service for all eligible periods of employment, less the amount payable under the Plan as calculated in the preceding sentence, and offset by the actual retirement benefits to be received under the Citicorp retirement plan(s). Under certain circumstances, Mr. Lehmann will, consistent with the VNB Agreement, be entitled to receive the greater of the benefit described in the preceding sentence or the benefit calculated and payable under the Valley National Supplemental Retirement Plan. If Mr. Lehmann's employment is terminated due to death or retirement or is terminated by BANC ONE for any reason other than gross negligence or malfeasance, Mr. Lehmann will be fully vested in the benefits described in the Agreement. The estimated annual benefits payable to Mr. Lehmann pursuant to the agreement upon retirement at normal retirement age is $345,937, reduced by the annual retirement benefits received by Mr. Lehmann under the Citicorp retirement plan(s).

                                CERTAIN REPORTS

     Section 16 of the Securities Exchange Act of 1934 requires BANC ONE's Directors, executive officers and persons who own more than ten percent of a registered class of BANC ONE's equity securities to file reports of ownership and changes in ownership with the Commission. Based solely upon a review of such reports and representations from BANC ONE Directors and executive officers, BANC ONE believes that during 1996 all such reports were filed on a timely basis except that Michael J. McMennamin was late in filing two reports, neither of which involved a purchase or sale of shares, and Mr. Dorrance was late in filing one report reflecting his purchase of shares on the day following his election as a Director.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     All Directors, including members of the Committee, and executive officers of BANC ONE and their associates are at present, as in the past, customers of the banks and broker-dealers affiliated with BANC ONE and have entered into lending transactions with such banks and broker-dealers in the ordinary course of business. Additional lending transactions may be expected to take place with banks and broker-dealers affiliated with BANC ONE in the ordinary course of business. Such lending transactions have been and will continue to be on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable lending transactions with other persons. Such lending transactions did not, and will not, involve more than normal risk of collectibility or present other unfavorable features.

     Alex Shumate, a director of BANC ONE, is Managing Partner of the Columbus, Ohio office of Squire, Sanders & Dempsey, attorneys. BANC ONE and its subsidiaries retained Squire, Sanders & Dempsey for legal services in 1996 and will utilize the law firm in 1997. Payments paid to Squire, Sanders & Dempsey by BANC ONE and its affiliates in 1996 did not exceed 5% of the law firm's gross revenues for the year and were comparable to payments that would have been paid by BANC ONE and its affiliates to non-affiliated persons for similar services.

     See also "Compensation Committee Interlocks and Insider Participation."

                              OWNERSHIP OF SHARES

     No person is known to BANC ONE to be the beneficial owner of more than 5% of any class of equity securities of BANC ONE at January 1, 1997, except as follows:

                                                             AMOUNT & NATURE
  TITLE OF                                                    OF BENEFICIAL      PERCENT
    CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER       OWNERSHIP (1)      OF CLASS
-------------    ----------------------------------------    ---------------     --------
Common Stock     BANK ONE TRUST COMPANY, N.A.                   35,531,330         8.2%
                 100 East Broad Street                           shares(2)
                 Columbus, Ohio 43271

     In connection with the execution of the Agreement and Plan of Merger dated as of January 19, 1997 between BANC ONE and First USA, Inc. ("First USA"), BANC ONE granted to First USA an option to purchase up to 85,025,391 shares of BANC ONE Common Stock (or approximately 16.6% of the BANC ONE Common Stock outstanding, after giving effect to exercise of the option) upon the occurrence of certain events, none of which has occurred as of the date hereof. Because the option is not currently exercisable, First USA has disclaimed beneficial ownership of the shares of BANC ONE Common Stock subject thereto.

     Set forth below is information as of January 1, 1997 concerning the number of shares of BANC ONE Common Stock(3) owned beneficially by all BANC ONE Directors and executive officers (31 individuals) as a group and by the executive officers of BANC ONE named in the Summary Compensation Table, except with respect to Messrs. John B. McCoy and Lehmann whose share ownership is reported in the information on nominees for election as Directors under "Election of Directors":

                                                      AMOUNT AND NATURE OF
               NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS
    ----------------------------------------------  ------------------------   ----------------
    All Directors and Executive Officers as a
      group (31 individuals)......................        3,053,764(4)                (5)
    Thomas E. Hoaglin.............................          142,057(6)                (5)
    Joseph D. Barnette, Jr........................          299,524(7)                (5)
    Ronald G. Steinhart...........................           59,200(8)                (5)

------------------------------
(1) Share amounts are reported and percentages of share ownership are calculated based upon the shares of BANC ONE Common Stock outstanding as of January 1, 1997.

(2) Includes shares held by BANC ONE affiliates which have trust powers and which hold shares in various agency and trust accounts. With respect to those accounts, the BANC ONE affiliates have the sole power to vote approximately 16,211,703 of such shares, shared power to vote approximately 282,618 of such shares, sole power to dispose of approximately 11,313,994 of such shares and shared power to dispose of approximately 4,929,927 of such shares. All of the stock of the BANC ONE affiliates is owned by BANC ONE.

(3) No shares of BANC ONE Preferred Stock are beneficially owned by any BANC ONE Director or executive officer, except for the 600 shares of BANC ONE Preferred Stock owned by one executive officer and constituting less than 1% of all the outstanding shares of BANC ONE Preferred Stock.

(4) Share amount shown excludes options to purchase 1,754,185 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1997. Share amount shown includes (a) 592,827 shares of BANC ONE Common Stock which may be voted by the recipients but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 452,204 shares of BANC ONE Common Stock.

(5) Directors and executive officers of BANC ONE, individually and in the aggregate, beneficially own less than 1% of the outstanding shares of BANC ONE Common Stock.

(6) Share amount shown excludes options to purchase 112,267 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1997. Share amount shown includes (a) 46,217 shares of BANC ONE Common Stock which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 31,787 shares of BANC ONE Common Stock.

(7) Share amount shown excludes options to purchase 101,409 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1997. Share amount shown includes (a) 39,912 shares of BANC ONE Common Stock which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 39,653 shares of BANC ONE Common Stock.

(8) Share amount shown excludes options to purchase 71,211 shares of BANC ONE Common Stock, which options were not exercisable on or within 60 days of January 1, 1997. Share amount shown includes (a) 21,289 shares of BANC ONE Common Stock which may be voted by him but which, during a restricted period, may not be transferred and are subject to forfeiture in the event of employment termination, and (b) exercisable options on 22,602 shares of BANC ONE Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P., which has served as independent certified public accountants to BANC ONE since its formation, has been selected by the BANC ONE Board to serve in that capacity in 1997. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting in order to respond to questions and to make any statement such representative deems appropriate.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     In order for shareholder proposals to be considered for presentation at the 1998 Annual Meeting of Shareholders, such proposals must be received by BANC ONE not later than November 4, 1997.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

     BANC ONE's Regulations provide that shareholder nominations for election as directors may be made in compliance with certain advance notice, informational and other applicable requirements. In order to be considered, a shareholder's notice of director nomination must be delivered to or mailed and received by the Secretary of BANC ONE at 100 East Broad Street, Columbus, Ohio 43271 not less than 60 or more than 90 days prior to BANC ONE's Annual Meeting; provided, however, that if the Annual Meeting is called and less than 75 days prior public disclosure of the date of the meeting is given, timely notice by the shareholder must be delivered to or mailed and received by the Secretary of BANC ONE at the above address not later than the close of business on the earlier of the 15th day following the day on which public disclosure of the date of the meeting was made or the 15th day following the date that notice of the meeting was mailed. BANC ONE's Annual Meeting is traditionally held on the third Tuesday of April of each year. A shareholder's notice of director nominations must contain certain information required by the Regulations of BANC ONE. Copies of the Regulations are available upon request made to the Secretary of BANC ONE at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in BANC ONE's proxy materials for a meeting of shareholders.

                                 OTHER BUSINESS

     As of the date of the Proxy Statement, the Board of Directors and management are not aware of any other matter which will come before the Annual Meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the person or persons entitled to vote the shares represented by such proxy discretionary authority to vote the same with regard to any other matter in accordance with their best judgment in the interest of BANC ONE.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. ALTHOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POST-PAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY PRIOR TO ITS BEING VOTED.

                                          By Order of the Board of Directors:

                                          /s/ Roman J. Gerber
                                          Roman J. Gerber
                                          Executive Vice President and Secretary

Columbus, Ohio
March 11, 1997

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

                 (This page has been left blank intentionally.)

                [MAP OF BANC ONE ANNUAL MEETING OF SHAREHOLDERS]

     Please be sure to bring your parking ticket from the Columbus Convention Center Garage, North Lot or East Lot for free parking validation at the Welcome Desks on April 15, 1997.

                                     NOTICE

                        ADMISSION TO THE ANNUAL MEETING

     In order to accommodate our shareholders, admission to the Annual Meeting must be limited to shareholders, proxies, press and meeting staff. Two Welcome Desks will be set up to greet meeting attendees. If you hold stock in your own name, please proceed to the RECORD HOLDER Welcome Desk when you arrive. If you hold stock through a bank, broker or otherwise, please proceed to the STREET NAME Welcome Desk and please be prepared to furnish an account statement from your bank or broker, a copy of a proxy card mailed to you, or other proof of ownership of BANC ONE Common Stock. Those persons without such proof will be delayed until the meeting staff determines that there is adequate seating for all attendees and may be denied admittance if seating space is judged inadequate.

PROXY                         BANC ONE CORPORATION                         PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 1997

  The undersigned shareholder of BANC ONE CORPORATION hereby appoints John R. Hall, Frederick P. Stratton, Jr. and Robert D. Walter and each of them, Proxies, with power of substitution to each, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of BANC ONE CORPORATION Common Stock held of record by the undersigned as of February 24, 1997 at the Annual Meeting of Shareholders to be held on April 15, 1997 or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and according to the judgment of the proxies with respect to any other business that may come before the meeting or any adjournment thereof.


         PLEASE VOTE, SIGN AND DATE, AND RETURN THIS PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
                  (Continued and to be signed on reverse side)

                              BANC ONE CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

(This Proxy is continued from other side)

1. Election of Directors - NOMINEES: Bennett Dorrance, Charles E.
   Exley, Jr., E. Gordon Gee, John R. Hall, Laban P. Jackson, Jr.,
   John W. Kessler, Richard J. Lehmann, John B. McCoy, John G.      For      Withhold       For All
   McCoy, Thekla R. Shackelford, Alex Shumate, Frederick P.         All        All          Except   -----------------
   Stratton, Jr., and Robert D. Walter.                             [ ]        [ ]            [ ]    (Except nominees
                                                                                                     written above.)


                                                                                               The undersigned hereby acknowledges
                                                                                               receipt of the Notice of Annual
                                                                                               Meeting and the Proxy Statement,
                                                                                               each dated March 11, 1997.

                                                                                               Dated:____________________,1997

                                                                                               ----------------------------------
                                                                                               Signature(s)
Please mark, date and sign exactly as your name appears above and return in the enclosed envelope. Joint owners should each sign personally. Where applicable,
indicate your official position or representation capacity. If acting as                       ---------------------------------
executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer.